SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 30, 2006
                                                           --------------

                           GREENMAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-13776                    71-0724248
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(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)             Identification No.)

                                 7 Kimball Lane
                                   Building A
                               Lynnfield, MA 01940
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (781) 224-2411
               ----------------------------------------------------
             (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

On June 30, 2006, GreenMan Technologies, Inc. and its wholly owned subsidiaries GreenMan Technologies of Iowa, Inc. and GreenMan Technologies of Minnesota, Inc. (together, the "Companies") entered into a $16 million credit facility (the "Credit Facility") with Laurus Master Fund, Ltd. ("Laurus Funds"), a Cayman islands company. The Credit Facility was consists of (1) a $5 million non-convertible secured revolving note (the "Revolving Note"); and (2) an $11 million secured non-convertible term note (the "Term Note"). Unlike the terms of the previous credit facility with Laurus Funds, the Credit Facility is not convertible into shares of GreenMan's capital stock. Such Credit Facility is evidenced by (i) an Amended and Restated Security and Purchase Agreement; (ii) a Secured Non-Convertible Revolving Note; (iii) a Secured Non-Convertible Term Note; (iv) a Registration Rights Agreement; (v) a Common Stock Purchase Warrant;
(vi) a Stock Pledge Agreement; and related documents.

The Revolving Note has a term of three years from the closing, bears interest on any outstanding amounts at the prime rate published in The Wall Street Journal from time to time plus 2.00%, with a minimum rate of 8%. The amount we may borrow at any time under the Revolving Note is based on our eligible accounts receivable and our eligible inventory with an advance rate equal to 90% of our eligible accounts receivable (90 days or less) and 50% of finished goods inventory up to a maximum of $5 million minus such reserves as the Laurus Funds may reasonably in their good faith judgment deem necessary and proper from time to time ("reserves").

The Term Loan has a maturity date of June 30, 2009 and bears interest at the prime rate published in The Wall Street Journal from time to time plus 2.00% with a minimum rate of 8%. Interest on the loan is payable monthly commencing August 1, 2006. Principal will be amortized over the term of the loan, commencing on July 2, 2007, with minimum monthly payments of principal as follows: (i) for the period commencing on July 2, 2007 through June 2008, minimum payments of 150,000; (ii) for the period from July 2008 through June 2009, minimum payments of $400,000; and (iii) the balance of the principal shall be payable on the maturity date. In addition, the Companies have agreed to make an excess cash flow repayment as follows: no later than ninety five days following the end of each fiscal year of GreenMan beginning with the fiscal year ended on September 30, 2007, the Companies have agreed to make a payment equal to 50% of (a) the aggregate net operating cash flow generated by the Companies for such fiscal year less (b) aggregate capital expenditures made by the Companies in such fiscal year (up to a maximum of 25% of the net operating cash flow calculated in accordance with clause (a). The Term Loan maybe prepaid at any time without penalty. The Companies used approximately $9,972,000 of the Term Note proceeds to repay certain existing debt (including approximately $8.5 million due to Laurus Funds) and to pay approximately $878,000 of transaction fees associated with the new Credit Facility. In addition, approximately $1,080,000 of non-cash unamortized debt discount associated with the beneficial conversion features associated with the repaid debt will be expensed at June 30, 2006.

In connection with the Credit Facility, we also issued to the Laurus Funds a warrant to purchase up to an aggregate of 3,586,429 shares of our common stock at an exercise price equal to $0.01 per share. Laurus Funds has agreed that it shall not, on any trading day, be permitted to sell any Common Stock acquired upon exercise of this warrant in excess of ten percent (10%) of the aggregate numbers of shares of the common stock traded on such trading day. Previously issued warrants in an aggregate of 1,380,000 shares of our common stock were canceled as part of these transactions. The amount of our common stock Laurus

Funds may hold at any given time is limited to no more than 4.99% of our outstanding capital stock. This limitation may be waived by Laurus Funds upon 61 days notice to us and does not apply if an Event of Default occurs and is continuing under the Credit Facility.

We have agreed to register for resale under the Securities Act of 1933 the shares of common stock issuable to Laurus Funds upon exercise of the aforementioned warrant.

Subject to applicable cure periods, amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount we owe under the Credit Facility; (ii) any material breach by us of any other covenant made to Laurus Funds; (iii) any misrepresentation, in any material respect, made by us to Laurus Funds in the documents governing the Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon exercise of the warrants; (viii) certain defaults under agreements related to any of our other indebtedness; and
(ix) changes of control of our company. Substantial fees and penalties are payable to Laurus Funds in the event of a default.

Our obligations under the Credit Facility are secured by a first priority security interest in all assets of the Companies, including pledges of the capital stock of GreenMan Technologies of Minnesota, Inc. and GreenMan Technologies of Iowa, Inc.


Item 1.02. Termination of a Material Definitive Agreement.

See disclosure in Item 1.01 above regarding cancellation of previously issued warrants to purchase an aggregate of 1,380,000 shares of our common stock.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure in Item 1.01 above.


Item 3.02.  Unregistered Sales of Equity Securities

See disclosure regarding warrants in Item 1.01 above.

No underwriters were used in the sale of the warrants. The sale was a private sale to the Laurus Funds in connection with the Credit Facility described in
Item 1.01 above.

No consideration was received by GreenMan as a result of the issuance of the warrants to the Laurus Funds and will not receive any consideration unless and until the warrants are exercised. The warrants have an exercise price of $0.01 per share and may be exercised either by the payment of cash equal to the exercise price multiplied times the number of shares being exercised or pursuant to a net exercise provision.

Item 9.01.  Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

      None

(b)   Pro Forma Financial Information

(c)   Exhibits.

      Exhibit 99.1 Press release of the registrant dated July 10, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GREENMAN TECHNOLOGIES, INC.
                                          (Registrant)


                                          By: /s/ Charles E. Coppa
                                              --------------------
                                          Charles E. Coppa
                                          Chief Financial Officer

Date:  July 10, 2006